Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated September 22, 2025, relating to the financial statements of Climate Transition Special Opportunities SPAC I as of August 12, 2025 and for the period from July 11, 2025 (inception) through August 12, 2025, which is contained in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

September 22, 2025